Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 14, 2001, which appears in Current Report on Form 8-K of IKON Office Solutions, Inc., dated July 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                  PricewaterhouseCoopers LLP

                  Philadelphia, PA
                  December 20, 2002